THIS INSTRUMENT PREPARED BY AND AFTER
RECORDING SHOULD BE RETURNED TO:
Mary Neese Fertl, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Suite 2900
Milwaukee, Wisconsin  53202-4497



             NONDISTURBANCE AND NOTICE TO CREDITORS


     THIS NONDISTURBANCE AND NOTICE shall be effective as to all persons, firms or entities acquiring rights or claims against the following described property subsequent to the date hereof:


    (SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF)


     1. YOU ARE HEREBY NOTIFIED that the aforementioned property has been submitted to a certain Vacation License Plan for Charthouse Suites, a copy of which is available from Charthouse Suites Vacation Ownership, Inc. (the "Plan"). All persons, firms or entities acquiring rights in the subject property referenced herein, subsequent to the date hereof, shall be specifically subject to all terms, conditions and provisions of such Plan, and hereby subordinate all such right, title and interest to the terms thereof. This Notice to Creditors shall be binding upon all persons, firms and entities, and their successors and assigns, acquiring rights in the subject property, subsequent to the date hereof, and shall be for the benefit of all Licensees of any Licenses, their successors and assigns, and the Developer as defined in the Plan.

     2. If the party seeking enforcement is not in default of its obligations, this instrument may be enforced by both the Seller/Developer and any Licensee of the Plan.

     3. This instrument shall be effective as between the Licensee and any of the undersigned despite any rejection or cancellation of the License Agreement between the Licensee and Developer during bankruptcy proceedings of the Developer.

     4. So long as any of the undersigned has any interest in the accommodations, facilities or Plan, each of the undersigned will fully honor all the rights of the Licensees in and to the Plan, will honor the Licensees' right to cancel their License Agreements and receive appropriate refunds, and will comply with all other applicable requirements of Chapter 721, Florida Statutes, and rules promulgated thereunder.

     DATED:  _______________________, 1996.


                              DECADE PROPERTIES, INC.
                              a Wisconsin Corporation
                              250 Patrick Boulevard
                              Suite 140
                              Brookfield, WI  53045


                              BY:________________________________
                                 Print Name:_____________________



STATE OF ________________________ )
                                  ) SS.
COUNTY OF _______________________ )

     The foregoing instrument was acknowledged before me this __________ day of ___________________________, 1996, by
__________________________, as ________________________, of
Decade Properties, Inc., on behalf of the corporation. He/She is personally know to me or has produced ________________________ as a type of identification and who did/did not take an oath.


                              ___________________________________
                              Print Name:________________________
                              Notary Public, State of:___________
                              Serial Number, if any:_____________


My commission expires:


_____________________________